As filed with the Securities and Exchange Commission on April 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T Stamp Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

3017 Bolling Way NE, Floors 1 and 2,

Atlanta, Georgia, 30305, USA

(404) 806-9906

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gareth Genner

c/o T Stamp Inc.

3017 Bolling Way NE, Floors 1 and 2,

Atlanta, Georgia, 30305, USA

(404) 806-9906

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

CrowdCheck Law LLP

700 12th Street NW, Suite 700

Washington, DC 20005

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

  Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 3, 2023

PROSPECTUS

$50,000,000

T Stamp Inc.

Class A Common Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, up to an aggregate amount of $50,000,000 of our Class A Common Stock, warrants, and units, in any combination.

This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “IDAI.” On March 31, 2023, the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market was $2.57 per share.

As of March 31, 2023, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates was approximately $8,930,930 million based on 3,475,070 shares of Class A Common Stock held by non-affiliates on such date, and based on the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market on such date of $2.57 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Class A Common Stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A Common Stock held by non-affiliates is less than $75 million. During the prior 12 calendar month period ending on, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to an aggregate dollar amount of $50,000,000. This prospectus provides you with a general description of our securities that we may offer, which is not meant to be a complete description of each of the securities.

To the extent required by applicable law, each time we sell securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to the “Company,” “Trust Stamp”, “we,” “us” and “our” refer to T Stamp Inc., a Delaware corporation, and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Trust Stamp develops proprietary artificial intelligence-powered identity and trust solutions at the intersection of biometrics, privacy, and cybersecurity, that enable organizations to protect themselves and their users, while empowering individuals to retain ownership of their identity data and prevent fraudulent activity using their identity. Trust Stamp tackles industry challenges including data protection, regulatory compliance, and financial accessibility, with cutting edge technology including biometric science, cryptography, and machine learning. Our core technology irreversibly transforms identity information to create tokenized identifiers that enable accurate authentication without the need to store or share sensitive data. By retaining the usefulness of biometric-derived data while minimizing the risk, we allow businesses to adopt biometrics and other anti-fraud initiatives while protecting personal information from hacks and leaks.

Trust Stamp’s key sub-markets are identity authentication for the purpose of account opening, access and fraud detection, the creation of tokenized digital identities to facilitate financial and societal inclusion, and in-community case management software for alternatives to detention and other governmental uses.

As biometric solutions proliferate, so does the need to protect biometric data. Stored biometric images and templates represent a growing and unquantified financial, security and PR liability and are the subject of governmental, media and public scrutiny, since biometric data cannot be “changed” once they are hacked, as they are directly linked to the user’s physical features and/or behaviors. Privacy concerns around biometric technology have led to close attention from regulators, with multiple jurisdictions placing biometrics in a special or sensitive category of personal data and demanding much stronger safeguards around collection and safekeeping.

To address this unprecedented danger and increased cross-industry need to establish trust quickly and securely in virtual environments, Trust Stamp has developed its Irreversibly Transformed Identity Token, or IT2TM, solutions, which replace biometric templates with a cryptographic hash that can never be rebuilt into the original data and cannot be used to identify the subject outside the environment for which it is designed.

Trust Stamp’s data transformation and comparison technology is vendor and modality agnostic, allowing organizations including other biometric services providers to benefit from the increased protection, efficiency, and utility of our proprietary tokenization process. With online and offline functionality, Trust Stamp technology is effective in even the most remote locations in the world.

Trust Stamp also offers end-to-end solutions for multi-factor biometric authentication for account access and recovery, KYC/AML compliance, customer onboarding, and more, which allow organizations to approve more genuine users, keep bad actors from accessing systems and services, and retain existing users with a superior user experience.

Corporate Information

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” T Stamp Inc. and its subsidiaries (“Trust Stamp”, “we”, or the “Company”) Our principal executive offices are located at 3017 Bolling Way NE, Floors 1 and 2, Atlanta, GA 30305, and our telephone number is (404) 806-9906. Our website address is www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

The Offering

Issuer	T Stamp Inc., a Delaware corporation

Securities Offered	We may offer up to $50,000,000 of:

●	Class A Common Stock;
●	Warrants; and
●	Units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Use of Proceeds	We intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include working capital, business and product development, potential acquisitions, retirement of debt and other business opportunities, unless otherwise indicated in the applicable prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	IDAI

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies, expectations or business prospects, or the impact of legal, regulatory or supervisory matters on our business, results of operations, or financial condition. Specifically, forward-looking statements may include statements relating to our future business prospects, revenue, income, and financial condition.

Forward-looking statements can be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions. Forward-looking statements reflect our judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Important factors could cause actual results to differ materially from our expectations include, but are not limited to:

•	adverse economic conditions;

•	general decreases in demand for our products and services;

•	changes in timing of introducing new products into the market;

•	intense competition (including entry of new competitors), including among competitors with substantially greater resources than us;

•	inadequate capital;

•	unexpected costs;

•	revenues and net income lower than anticipated;

•	litigation;

•	becoming delisted from Nasdaq;

•	the possible fluctuation and volatility of operating results and financial conditions;

•	the impact of legal, regulatory, or supervisory matters on our business, results of operations, or financial condition;

•	inability to carry out our marketing and sales plans; and

•	the loss of key employees and executives.

Forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You are cautioned that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We discuss in greater detail many of these risks in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, in our most recent annual report on Form 10-K, as well as any amendments thereto, and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from our sale of securities offered by this prospectus for general corporate purposes, which includes working capital, business and product development, potential acquisitions, retirement of debt and other business opportunities. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings. The specific allocations of the proceeds we receive from our sale of our securities will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of the Company consists of Common Stock, par value $0.01 per share, and Preferred Stock, par value $0.01 per share. The total number of authorized shares of Common Stock of Trust Stamp is 50,000,000, all of are designated as Class A Common Stock, and the total number of authorized shares of Preferred Stock is 2,000,000, all of which are designated as Series A Preferred Stock.

The following summary description of our capital stock is based on the provisions of our Amended & Restated Certificate of Incorporation, as amended, our bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and qualified in its entirety by reference to, our Amended & Restated Certificate of Incorporation, as amended (our “A&R Certificate of Incorporation”) and our bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the DGCL. You should read our Amended & Restated Certificate of Incorporation, as amended,, our bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described below and for other provisions that may be important to you. For information on how to obtain copies of our A&R Certificate of Incorporation and our bylaws, see “Where You Can Find Additional Information.”

Common Stock

Pursuant to the Company’s A&R Certificate of Incorporation, the Board of Directors of the Company has the right to designate shares of the Company’s Common Stock as either Class A or Class B Common Stock. As of the date of this prospectus, all shares of Common Stock of the Company have been designated as Class A Common Stock, and there are no issued (or designated) shares of Class B Common Stock. The rights and preferences of each of the Class A and Class B classes of Common Stock are summarized below.

Class A Common Stock

Voting Rights

Holders of shares of Class A Common Stock are entitled to one vote for each on all matters submitted to a vote of the shareholders, including the election of directors.

The holders of our Common Stock (Class A and Class B Common Stock) are entitled to elect four (4) directors of the corporation to our Board of Directors, so long as 25% of the Company’s initially issued shares of Preferred Stock remains outstanding. As of the date of this prospectus, no shares of the Company’s Preferred Stock are outstanding– and as such, holders of Common Stock are currently not entitled to this specific voting right.

Dividend Rights

Holders of Class A Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds as detailed in our A&R Certificate of Incorporation. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Class A Common Stock are entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all debts and other liabilities of the Company.

Holders of the Series A Preferred Stock are entitled to a liquidation preference that is senior to holders of each class of the Common Stock, and therefore would receive dividends and liquidation assets prior to the holders of the Common Stock.

Exchange Rights

A holder of shares of Class A Common Stock shares that is a bank, savings association, or a holding company (or an affiliate thereof) may at any time choose to exchange all or any portion of shares of Class A Common Stock it holds for shares of Class B Common Stock. In the event of such an election, each Class A share for which the holder makes such election shall be exchanged for a Class B share on a one-for-one basis without the payment of any additional consideration. In the event of such an election, the Company will take all necessary corporate actions to effect such exchange, the holder will surrender its certificate or certificates representing the Shares of Class A Common Stock for which it made such election, and such Shares of Class A Common Stock shall be cancelled.

Transfer Rights

There are no restrictions on transfer for shares of Class A Common Stock of the Company.

Class B Common Stock

The rights and preferences of the Company’s Class B Common Stock are identical to those of the Class A Common Stock of the Company, except for as described below.

Voting Rights

Holders of shares of Class B Common Stock have no voting rights with respect to such shares; provided that the holders of Class B Common Stock shall be entitled to vote (one vote for each Class B share held) to the same extent that the holders of Shares of Class A Common Stock would be entitled to vote on matters as to which non-voting equity interests are permitted to vote pursuant to 12 C.F.R. § 225.2(q)(2) (or a successor provision thereto).

Transfer Rights

In the event a holder of shares of Class B Common Stock transfers all or any portion of his or her shares of Class B Common Stock to a “Permitted Transferee” (as defined below), such Permitted Transferee will be entitled to elect to exchange all or any portion of such Shares of Class B Common Stock for Shares of Class A Common Stock on a one-for-one basis without the payment of any additional consideration. No fractional shares may be so exchanged. In the event of such an election, the Company will take all necessary corporate actions to effect such exchange, the holder will surrender its certificate or certificates representing the Shares of Class B Common Stock for which it made such election, and such Shares of Class B Common Stock shall be cancelled. A “Permitted Transferee” is a person or entity who acquires Shares of Class B Common Stock from a bank, savings association, or a holding company (or an affiliate thereof) in any of the following transfers:

(i)	A widespread public distribution;
(ii)	A private placement in which no one party acquires the right to purchase 2% or more of any class of voting securities of the Company
(iii)	An assignment to a single party (e.g. a broker or investment banker) for the purpose of conducting widespread public distribution on behalf of a bank, savings association, or a holding company (or an affiliate thereof) and its transferees (other than transferees that are Permitted Transferees); or
(iv)	To a party who would control more than 50% of the voting securities of the Company without giving effect to the Shares of Class B Common Stock transferred by a bank, savings association, or a holding company (or an affiliate thereof) and its transferees (other than transferees that are Permitted Transferees).

Preferred Stock

Pursuant to the Company’s A&R Certificate of Incorporation, the Board of Directors of the Company has the right to designate shares of the Company’s Preferred Stock. As of the date of this prospectus, all shares of Preferred Stock of the Company have been designated as Series A Preferred Stock. There is no issued or outstanding shares of Series A Preferred Stock as of the date of this prospectus.

Series A Preferred Stock

Voting Rights

Each holder of the Company’s Series A Preferred Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors. Each holder of Series A Preferred Stock will be entitled to one vote for each share of Common Stock into which such share of Preferred Stock could be converted. Fractional votes will not be permitted and if the conversion results in a fractional share, it will be disregarded.

Additionally, the holders of the Series A Preferred Stock are entitled to certain protective provisions that require the Company to obtain the written consent or affirmative vote of a majority of the outstanding shares of Preferred Stock prior to effecting certain corporate actions, comprised of the following:

a)	alter the rights, powers, or privileges of the Preferred Stock in a way that adversely affects the Preferred Stock;
b)	increase or decrease the authorized number of shares of any class or series of capital stock;
c)	authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, powers, or privileges set forth in the A&R Certificate of Incorporation of the Company, as then in effect, that are senior to or on a parity with any series of Preferred Stock;
d)	redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement);
e)	declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock;
f)	increase or decrease the number of directors of the Company;
g)	liquidate, dissolve, or wind-up the business and affairs of the Company

The Series A Preferred Stockholders do not have the right to vote for any directors of the Company as a standalone class, which is a right held by the Common Stockholders. The holders of the Series A Preferred Stock are entitled to vote together with the holders of the Common Stock for the election of one (1) independent director, and may vote together with the holders of the Common Stock on any additional directors to be elected to our Board of Directors after the initial five (5) directors are elected.

Dividend Rights

Holders of Series A Preferred Stock will be entitled to receive dividends as may be declared from time to time by the Board of Directors out of legally available funds and on a pari passu basis with holders of the Common Stock. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Conversion Rights

Shares of Series A Preferred Stock will be convertible, at the option of the holder, at any time, into fully paid and nonassessable shares of the Company’s Common Stock at the then-applicable conversion rate. Initially, the conversion rate will be one share of Common Stock per share of Series A Preferred Stock. The conversion rate is subject to adjustment in the event of stock splits, reverse stock splits or the issuance of a dividend or other distribution payable in additional shares of Common Stock.

Additionally, each share of Series A Preferred Stock will automatically convert into Common Stock:

i)	immediately upon the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act

ii)	upon the affirmative election of the holders of a majority of the outstanding shares of Preferred Stock, voting as a single class and on an as-converted basis.

In either of these events, the shares will convert in the same manner as a voluntary conversion.

Right to Receive Liquidation Distributions

In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or certain other events (each a “Deemed Liquidation Event”) such as the sale or merger of the Company, all holders of Series A Preferred Stock will be entitled to a liquidation preference that is senior to holders of the Common Stock. Holders of Series A Preferred Stock will receive a liquidation preference equal to the greater of (a) an amount for each share equal to the Original Issue Price for such share, adjusted for any stock dividends, combinations, splits, recapitalizations and the like (the “liquidation preference”) plus any declared but unpaid dividends with respect to such shares or (b) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up or Deemed Liquidation Event. Initially, the liquidation preferences for the shares of Series A Preferred Stock will be $7.79 per share (the “Original Issue Price”).

If, upon such liquidation, dissolution, or winding up or Deemed Liquidation Event, the assets (or the consideration received in a transaction) that are distributable to the holders of Preferred Stock are insufficient to permit the payment to such holders of the full amount of their respective liquidation preference, then all of such funds will be distributed ratably among the holders of the Preferred Stock in proportion to the full amounts to which they would otherwise be entitled to receive.

After the payment of the full liquidation preference of the Series A Preferred Stock, the remaining assets of the Company legally available for distribution (or the consideration received in a transaction), if any, will be distributed ratably to the holders of the Common Stock in proportion to the number of shares of Common Stock held by each such holder.

Warrants

The Company has various warrants outstanding that are exercisable for shares of its Class A Common Stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2023 for information on the outstanding warrants of the Company.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Our A&R Certificate of Incorporation and Bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of Preferred Stock and Common Stock, and our Board of Directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Stockholder Action to Call a Special Meeting

Our Bylaws provide that special meetings of the stockholders may be called only by our Board of Directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Our A&R Certificate of Incorporation authorizes our Board of Directors to fill vacancies or newly created directorships.

If there is a vacancy on our Board of Directors, the majority of the directors then in office may elect a successor to fill any vacancies or newly created directorships. This may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect their own slate of directors or otherwise attempt to obtain control of our Company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A Common Stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants would be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants would be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of Class A Common Stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the date, if any, on and after which the warrants and the related Class A Common Stock would be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants would commence and the date on which the right would expire;

●	a discussion of certain U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Until any warrants to purchase shares of our Class A Common Stock are exercised, the holders of the warrants would not have any rights of holders of the underlying Class A Common Stock, including any rights to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we would issue under a separate agreement. We may enter into unit agreements with a unit agent. We would indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements would contain additional important terms and provisions. We would file as an exhibit to the registration statement of which this prospectus is a part, or would incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units would be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units would be issued;

●	the date, if any, on and after which the constituent securities comprising the units would be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by us under this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by us under this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities offered by us from time to time. Any agent involved in our offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by us under this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by us under this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with our sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities offered by us as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with our offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by us may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by us may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A Common Stock offered by us would be listed on the Nasdaq Capital Market, but any other securities offered by us may or may not be listed on a national securities exchange. To facilitate our offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities offered by us by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if such securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities offered by us at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions would be an underwriter and, if not identified in this prospectus, would be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities by us.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

In order to comply with applicable securities laws of some states, the Class A Common Stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class A Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by CrowdCheck Law, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2022 and for the fiscal year then ended, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their reports thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and incorporated herein by reference. The report of Marcum LLP includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2021 and for the fiscal year then ended, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as set forth in their reports thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and incorporated herein by reference. The report of Cherry Bekaert LLP includes an “Emphasis Of Matter Regarding Liquidity”. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), filed with the SEC on March 30, 2023;
●	our Amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, each filed with the SEC on January 19, 2023;
●	our Current Reports on Form 8-K, filed with the SEC on January 25, 2023, February 8, 2023, March 22, 2023, and March 30, 2023.
●	Description of our Class A Common Stock, which is contained in our Registration Statement on Form S-1 filed with the SEC on January 10, 2023. including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

T Stamp Inc.

3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305

Attention: Corporate Secretary

(404) 806-9906

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee		$5,510.00
FINRA filing fee (if applicable)		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Printing and miscellaneous fees and expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation, as amended, contains provisions limiting the liability of directors to the fullest extent permitted by Delaware law and provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Amended Certificate of Incorporation, as amended, and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, each employment agreement entered into between the Company and its officers and/or directors contains certain indemnification provisions, which requires us to indemnify them in certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provision, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit No.	Exhibit Description
1.1**	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 2.1 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.2	Bylaws (incorporated by reference to Exhibit 2.2 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 2.3 to the Company’s Form 1-A/A filed with the SEC on April 6, 2020).
4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 2.3 of the Company’s Form 1-U filed with the SEC on August 20, 2021)
4.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.5 of the Company’s Form 8-K filed with the SEC on February 8, 2023)
4.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.6 of the Company’s Form 8-K filed with the SEC on March 22, 2023)
4.7	Warrant issued to the Armistice Capital Master Fund Ltd. dated September 14, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2022).
4.8	Form of Warrant dated November 9, 2016 ($5,000 per share) (incorporated by reference to Exhibit 3.9 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.9	Form of Warrant dated November 9, 2016 ($1,000,000) (incorporated by reference to Exhibit 3.10 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.10	Form of Warrant dated September 30, 2016 (incorporated by reference to Exhibit 3.11 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.11	Form of Warrant dated December 16, 2016 (incorporated by reference to Exhibit 3.12 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.12	Warrant issued by the Company to Reach® Ventures 2017 LP (incorporated by reference to Exhibit 3.14 to the Company’s Form 1-A filed with the SEC on March 12. 2020).
4.13	Warrant issued by the Company to Second Century Ventures, LLC (incorporated by reference to Exhibit 3.15 to the Company’s Form 1-A filed with the SEC on March 12. 2020).
4.14	Form of Regulation Crowdfunding Offering Warrant (or Reg CF Warrant) (incorporated by reference to Exhibit 3.8 the Company’s Form 1-A POS filed with the SEC on April 28, 2022)

4.15	Form of Regulation D Offering Warrant (or Reg D Warrant) (incorporated by reference to Exhibit 3.9 the Company’s Form 1-A POS filed with the SEC on April 28, 2022)
4.16	Form of Regulation S Offering Warrant (or Reg S Warrant) (incorporated by reference to Exhibit 3.10 the Company’s Form 1-A POS filed with the SEC on April 28, 2022).
4.17**	Form of Warrant Agreement (including form of Warrant Certificate)
4.18**	Form of Unit Agreement (including form of Unit Certificate)
5.1*	Opinion of CrowdCheck Law LLP
23.1*	Consent of Cherry Bekaert LLP
23.2*	Consent of Marcum LLP
23.3*	Opinion of CrowdCheck Law LLP (included as Exhibit 5.1)
107*	Filing Fee Table

* Filed herewith

** To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 3, 2023.

T STAMP INC.

By:	/s/ Gareth Genner
Name:	Gareth Genner
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gareth Genner
Gareth Genner, Chief Executive Officer, Director
Date: April 3, 2023

/s/ Alex Valdes
Alex Valdes, Principal Financial Officer, Principal Accounting Officer
Date: April 3, 2023

/s/ Andrew Gowasack
Andrew Gowasack, President, Director
Date: April 3, 2023

/s/ William McClintock
William McClintock, Director
Date: April 3, 2023

/s/ Mark Birschbach
Mark Birschbach, Director
Date: April 3, 2023

/s/ Joshua Allen
Joshua Allen, Director
Date: April 3, 2023

/s/ Kristin Stafford
Kristin Stafford, Director
Date: April 3, 2023

/s/ Berta Pappenheim
Berta Pappenheim, Director
Date: April 3, 2023